Exhibit 99.1

Press Release

February 3, 2026	Contact Information:

For Immediate Release	Dave Pauli
Chief Financial Officer
414.223.7770

Zurn Elkay Water Solutions Reports Fourth Quarter and Full Year 2025 Financial Results
Investor call scheduled for Wednesday, February 4, 2026 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

Fourth Quarter Highlights
•Net sales in the quarter were $407 million compared with $371 million in last year’s December quarter (+10% core sales(1)).
•Net income from continuing operations was $42 million (diluted EPS from continuing operations of $0.24) compared with net income from continuing operations of $36 million (diluted EPS from continuing operations of $0.21) in the year-ago quarter.
•Adjusted EPS(1) was $0.36 compared with $0.32 in the year-ago quarter.
•Adjusted EBITDA(1) was $104 million (25.6% of net sales) compared with $91 million (24.6% of net sales) in last year's fourth quarter.
•Net debt leverage(1) of 0.4x as of December 31, 2025.
•Deployed $25 million to repurchase 0.5 million shares of common stock in the quarter.
Calendar Year 2025 Highlights
•Net sales were $1,696 million and increased by 8% from the comparable $1,567 million in calendar year 2024 (+8% core sales(1)).
•Net income from continuing operations was $192 million (diluted EPS from continuing operations of $1.12), compared with $159 million (diluted EPS from continuing operations of $0.91) in calendar year 2024.
•Adjusted EPS(1) was $1.52, compared with $1.28 in the prior calendar year.
•Adjusted EBITDA(1) was $442 million (26.1% of net sales) compared with $390 million (24.9% of net sales) in calendar year 2024.
•Completed $160 million of common stock repurchases and paid $64 million in common stock cash dividends.
•Generated record free cash flow(1) of $317 million.
Todd A. Adams, Chairman and Chief Executive Officer, commented, “We finished 2025 with record annual sales, adjusted EBITDA(1) and free cash flow(1) while repurchasing $160 million of our common stock and increasing our quarterly dividend 22% year over year. We leveraged the Zurn Elkay Business System to drive 8% year-over-year core sales(1) growth and full year adjusted EBITDA(1) of $442 million with margins expanding 120 basis points year over year to 26.1%. Our record free cash flow(1) of $317 million led to net debt leverage(1) of 0.4x at December 31, 2025. We exit 2025 with a balance sheet, outlook and management capacity that gives us the ability to deploy capital to continue to deliver shareholder value.”
Adams continued, “In the fourth quarter, we delivered sales, adjusted EBITDA(1) and free cash flow(1) ahead of our guidance from 90 days ago, as core sales(1) grew 10%, adjusted EBITDA(1) grew 14% to $104 million, adjusted EBITDA margins(1) expanded 100 basis points (36% incrementals) over last year and free cash flow(1) was $83 million. As we begin 2026, we are confident in our ability to drive superior results in a variety of end market and macro environment scenarios and further build upon the sustainable competitive advantages we’ve established in our business through relentless deployment of the Zurn Elkay Business System.”

“In the coming weeks, you will see us release our 2025 sustainability report that highlights the progress we continue to make with respect to sustainability inside the company as well as how we help our customers achieve their own sustainability goals. Our sustainability report continues to evolve as we make enhancements to disclosures and commit to new meaningful short and long-term goals. Operating by our guiding principle, Simply Do the Right Thing, we remain focused on our sustainability initiatives, as our mission has not changed; protection, conservation and management of cleaner, safer water.”

First Quarter and Full Year Outlook
Adams continued, “The approach we’re taking to our guidance framework for 2026 is the same as we’ve taken in prior years. For the full year 2026, we are confident in our ability to drive mid-single digit core sales(1) growth, incremental adjusted EBITDA margins(1) of approximately 35% and full year free cash flow(1) of approximately $335 million. For the first quarter, we expect positive core sales(1) growth of 7% to 8%, and incremental adjusted EBITDA margins(1) of approximately 35%, which equates to adjusted EBITDA margins(1) of approximately 25.5% to 26.0%.”
Fourth Quarter 2025 Overview
Net sales were $407.2 million and $370.7 million during the three months ended December 31, 2025 and December 31, 2024, respectively, an increase of 10% year over year. The increase in net sales was the result of core sales(1) growth of 10%, including growth in nearly all product categories.
During the three months ended December 31, 2025, income from operations was $60.4 million compared to $49.3 million during the three months ended December 31, 2024. Income from operations as a percentage of net sales increased by 150 basis points year over year as a result of the favorable impact of year-over-year sales growth (inclusive of price realization) and Zurn Elkay Business System led productivity initiatives.
Adjusted EBITDA(1) was $104.1 million, or 25.6% of net sales, during the three months ended December 31, 2025 compared to $91.1 million, or 24.6% of net sales, during the three months ended December 31, 2024.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of mergers, acquisitions, divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of mergers, acquisitions and divestitures because the nature, size and number of mergers, acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring gains and losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring gains or losses. It is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies and one of America’s Greenest Companies by Newsweek and one of the World’s Best Companies for Sustainable Growth by TIME, Zurn Elkay Water Solutions is headquartered in Milwaukee, WI, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at www.zurnelkay.com.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, February 4, 2026, at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year 2025 results, provide a general business update and respond to investor questions. Zurn Elkay Water Solutions Chairman and CEO, Todd Adams, and CFO, Dave Pauli, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 800-715-9871
International toll: 646-307-1963
Access Code: 6071902
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2024, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$407.2	$370.7	$1,695.9	$1,566.5
Cost of sales	226.4	209.5	931.1	859.5
Gross profit	180.8	161.2	764.8	707.0
Selling, general and administrative expenses	101.5	93.3	417.6	389.8
Restructuring and other similar charges	4.2	3.8	9.6	13.5
Amortization of intangible assets	14.7	14.8	58.7	59.1
Income from operations	60.4	49.3	278.9	244.6
Non-operating expense:
Interest expense, net	(6.5)	(7.5)	(28.6)	(33.1)
Actuarial gain on pension and other postretirement benefit obligations	0.5	1.4	0.5	1.4
Other income (expense), net	(1.2)	(1.4)	5.5	(5.9)
Income before income taxes	53.2	41.8	256.3	207.0
Provision for income taxes	(11.5)	(5.7)	(63.9)	(48.1)
Net income from continuing operations	41.7	36.1	192.4	158.9
Income from discontinued operations, net of tax	0.4	0.3	5.6	1.3
Net income	$42.1	$36.4	$198.0	$160.2

Basic net income per share:
Continuing operations	$0.25	$0.21	$1.14	$0.92
Discontinued operations	$—	$—	$0.03	$0.01
Net income	$0.25	$0.21	$1.17	$0.93
Diluted net income per share:
Continuing operations	$0.24	$0.21	$1.12	$0.91
Discontinued operations	$—	$—	$0.03	$0.01
Net income	$0.24	$0.21	$1.15	$0.92
Weighted-average number of shares outstanding (in thousands):
Basic	167,715	170,583	168,659	171,686
Effect of dilutive equity awards	2,581	2,277	2,599	2,973
Diluted	170,296	172,860	171,258	174,659

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2025
(in Millions) (Unaudited)

	Three Months Ended December 31, 2025
	Reported Results		Adjustments			Non-GAAP Results

Net sales	$407.2		$—			$407.2

Income from operations	60.4		22.1	(a)		82.5

Income before income taxes	53.2		26.0	(b)		79.2
Provision for income taxes and indicated rate	(11.5)	21.6%	(6.1)		23.5%	(17.6)	22.2%
Net income from continuing operations	41.7		19.9			61.6

Income from discontinued operations, net of tax	0.4		(0.4)			—
Net income	$42.1		$19.5			$61.6

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$4.2		$4.2
Other, net (1)	3.7		3.7
Last-In, First-Out ("LIFO") adjustments	2.2		2.2
Stock-based compensation expense	11.5		—
Amortization of intangible assets	—		14.7
Actuarial gain on pension and other postretirement benefit obligations	—		(0.5)
Supply chain optimization and footprint repositioning initiatives	0.5		0.5
Other expense, net (2)	—		1.2
Total Adjustments	$22.1		$26.0
____________________
(1)Other, net includes the gains and losses from the sale of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Twelve Months Ended December 31, 2025
(in Millions) (Unaudited)

	Twelve Months Ended December 31, 2025
	Reported Results		Adjustments			Non-GAAP Results

Net sales	$1,695.9		$—			$1,695.9

Income from operations	278.9		77.6	(a)		356.5

Income before income taxes	256.3		89.7	(b)		346.0
Provision for income taxes and indicated rate	(63.9)	24.9%	(21.3)		23.7%	(85.2)	24.6%
Net income from continuing operations	192.4		68.4			260.8

Income from discontinued operations, net of tax	5.6		(5.6)			—
Net income	$198.0		$62.8			$260.8

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$9.6		$9.6
Other, net (1)	4.0		4.0
Last-In, First-Out ("LIFO") adjustments	20.4		20.4
Stock-based compensation expense	40.6		—
Amortization of intangible assets	—		58.7
Actuarial gain on pension and other postretirement benefit obligations	—		(0.5)
Supply chain optimization and footprint repositioning initiatives	3.0		3.0
Other income, net (2)	—		(5.5)
Total Adjustments	$77.6		$89.7

____________________
(1)Other, net includes the gains and losses from the sale of long-lived assets.
(2)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2024
(in Millions) (Unaudited)

	Three Months Ended December 31, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net sales	$370.7		$—			$370.7

Income from operations	49.3		20.7	(a)		70.0

Income before income taxes	41.8		26.8	(b)		68.6
Provision for income taxes and indicated rate	(5.7)	13.6%	(6.3)		23.5%	(12.0)	17.5%
Net income from continuing operations	36.1		20.5			56.6

Income from discontinued operations, net of tax	0.3		(0.3)			—
Net income	$36.4		$20.2			$56.6

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$3.8		$3.8
Other, net (1)	0.2		0.2
Last-In, First-Out ("LIFO") adjustments	6.0		6.0
Stock-based compensation expense	8.7		—
Amortization of intangible assets	—		14.8
Actuarial gain on pension and other postretirement benefit obligations	—		(1.4)
Supply chain optimization and footprint repositioning initiatives	2.0		2.0
Other expense, net (2)	—		1.4
Total Adjustments	$20.7		$26.8
____________________
(1)Other, net includes the gains and losses from the sale of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Twelve Months Ended December 31, 2024
(in Millions) (Unaudited)

	Twelve Months Ended December 31, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net sales	$1,566.5		$—			$1,566.5

Income from operations	244.6		59.5	(a)		304.1

Income before income taxes	207.0		85.2	(b)		292.2
Provision for income taxes and indicated rate	(48.1)	23.2%	(20.2)		23.7%	(68.3)	23.4%
Net income from continuing operations	158.9		65.0			223.9

Income from discontinued operations, net of tax	1.3		(1.3)			—
Net income	$160.2		$63.7			$223.9

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$13.5		$13.5
Other, net (1)	0.6		0.6
Last-In, First-Out ("LIFO") adjustments	5.5		5.5
Stock-based compensation expense	37.9		—
Amortization of intangible assets	—		59.1
Actuarial gain on pension and other postretirement benefit obligations	—		(1.4)
Supply chain optimization and footprint repositioning initiatives	2.0		2.0
Other expense, net (2)	—		5.9
Total Adjustments	$59.5		$85.2

____________________
(1)Other, net includes the gains and losses from the sale of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2025 and December 31, 2024
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Twelve Months Ended
Adjusted EBITDA	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$42.1	$36.4	$198.0	$160.2
Income from discontinued operations, net of tax	(0.4)	(0.3)	(5.6)	(1.3)
Provision for income taxes	11.5	5.7	63.9	48.1
Actuarial gain on pension and other postretirement benefit obligations	(0.5)	(1.4)	(0.5)	(1.4)
Other (income) expense, net (1)	1.2	1.4	(5.5)	5.9
Interest expense, net	6.5	7.5	28.6	33.1
Depreciation and amortization	$22.1	$23.1	$88.7	$88.3
EBITDA	$82.5	$72.4	$367.6	$332.9

Adjustments
Restructuring and other similar charges	4.2	3.8	9.6	13.5
Stock-based compensation expense	11.5	8.7	40.6	37.9
Last-In, First-Out ("LIFO") adjustments	2.2	6.0	20.4	5.5
Other, net (2)	3.7	0.2	4.0	0.6
Subtotal of adjustments	21.6	18.7	74.6	57.5
Adjusted EBITDA	$104.1	$91.1	$442.2	$390.4
____________________
(1)Other (income) expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended		Twelve Months Ended
Adjusted Net Income and Earnings Per Share	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$42.1	$36.4	$198.0	$160.2
Income from discontinued operations, net of tax	(0.4)	(0.3)	(5.6)	(1.3)
Amortization of intangible assets	14.7	14.8	58.7	59.1
Restructuring and other similar charges	4.2	3.8	9.6	13.5
Supply chain optimization and footprint repositioning initiatives	0.5	2.0	3.0	2.0
Last-In, First-Out ("LIFO") adjustments	2.2	6.0	20.4	5.5
Actuarial gain on pension and other postretirement benefit obligations	(0.5)	(1.4)	(0.5)	(1.4)
Other (income) expense, net (1)	1.2	1.4	(5.5)	5.9
Other, net (2)	3.7	0.2	4.0	0.6
Tax effect on above items	(6.1)	(6.3)	(21.3)	(20.2)
Adjusted net income	$61.6	$56.6	$260.8	$223.9

GAAP diluted net income per share from continuing operations	$0.24	$0.21	$1.12	$0.91
Adjusted earnings per share - diluted	$0.36	$0.32	$1.52	$1.28

Weighted-average number of shares outstanding (in thousands):
GAAP basic weighted-average shares	167,715	170,583	168,659	171,686
Effect of dilutive equity awards	2,581	2,277	2,599	2,973
Adjusted diluted weighted-average shares	170,296	172,860	171,258	174,659
____________________
(1)Other (income) expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Cash provided by operating activities	$346.5	$293.5
Expenditures for property, plant and equipment	(29.9)	(21.8)
Free cash flow	$316.6	$271.7

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$42.1	$36.4	$198.0	$160.2
Other comprehensive income (loss):
Foreign currency translation and other adjustments	2.7	(6.6)	4.9	(10.0)
Change in pension and other postretirement benefit obligations, net of tax	(1.0)	3.3	(7.2)	3.3
Other comprehensive income (loss), net of tax	1.7	(3.3)	(2.3)	(6.7)
Total comprehensive income	$43.8	$33.1	$195.7	$153.5

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$300.5	$198.0
Receivables, net	184.8	202.2
Inventories, net	274.4	272.6
Income taxes receivable	13.3	19.6
Other current assets	38.7	29.7
Total current assets	811.7	722.1
Property, plant and equipment, net	157.6	164.0
Intangible assets, net	835.0	891.6
Goodwill	795.0	794.2
Other assets	80.1	76.6
Total assets	$2,679.4	$2,648.5
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$0.9	$0.8
Trade payables	65.2	71.7
Compensation and benefits	40.9	37.9
Current portion of pension and other postretirement benefit obligations	1.1	1.2
Other current liabilities	151.3	136.2
Total current liabilities	259.4	247.8

Long-term debt	495.6	494.8
Pension and other postretirement benefit obligations	9.6	14.1
Deferred income taxes	189.7	196.5
Operating lease liability	42.0	43.3
Other liabilities	79.8	65.2
Total liabilities	1,076.1	1,061.7

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 166,981,602 at December 31, 2025 and 170,308,023 at December 31, 2024	1.7	1.7
Additional paid-in capital	2,810.0	2,828.2
Retained deficit	(1,131.7)	(1,168.7)
Accumulated other comprehensive loss	(76.7)	(74.4)
Total stockholders' equity	1,603.3	1,586.8
Total liabilities and stockholders' equity	$2,679.4	$2,648.5

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Operating activities
Net income	$198.0	$160.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	30.0	29.2
Amortization of intangible assets	58.7	59.1
Non-cash restructuring charges	2.5	8.0
Loss on dispositions of long-lived assets	4.0	0.6
Deferred income taxes	(4.6)	(14.8)
Other non-cash expenses	2.2	5.1
Actuarial gain on pension and other postretirement benefit obligations	(0.5)	(1.4)
Pension curtailment and settlement	(10.7)	—
Stock-based compensation expense	40.6	37.9
Changes in operating assets and liabilities:
Receivables, net	18.4	6.3
Inventories, net	(0.1)	2.7
Other assets	6.9	1.4
Accounts payable	(6.8)	15.8
Accruals and other	7.9	(16.6)
Cash provided by operating activities	346.5	293.5

Investing activities
Expenditures for property, plant and equipment	(29.9)	(21.8)
Proceeds from dispositions of long-lived assets	—	1.6
Cash used for investing activities	(29.9)	(20.2)

Financing activities
Repayments of debt	(0.8)	(0.8)
Proceeds from exercise of stock options and ESPP contributions	7.9	8.7
Taxes withheld and paid on employees' share-based payment awards	(0.6)	(8.6)
Repurchase of common stock	(159.9)	(150.2)
Payment of common stock dividends	(63.9)	(56.6)
Cash used for financing activities	(217.3)	(207.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3.2	(4.5)
Increase in cash, cash equivalents and restricted cash	102.5	61.3
Cash, cash equivalents and restricted cash at beginning of period	198.0	136.7
Cash, cash equivalents and restricted cash at end of period	$300.5	$198.0